Exhibit 99.1

DraftKings Closes Business Combination and Will Begin Trading on the Nasdaq Stock Exchange

Investor Call Scheduled for Friday, April 24 at 8AM EDT

Boston – April 23, 2020 - DraftKings Inc., a digital sports entertainment and gaming company known for its industry-leading daily fantasy sports and mobile sports betting platforms, today announced that it has completed its business combination (the “Business Combination”) with SBTech (Global) Limited (“SBTech”), an international provider of cutting-edge sports gaming technologies, and Diamond Eagle Acquisition Corp. (“Diamond Eagle”) (Nasdaq: DEAC). The Business Combination, which was approved on April 23, 2020, by DEAC’s stockholders, creates the only vertically integrated pure-play sports betting and online gaming company based in the United States. Beginning April 24, 2020, DraftKings’ shares of Class A common stock will trade on the Nasdaq Global Select Market under the ticker symbol “DKNG” and its warrants will trade on Nasdaq under the ticker symbol “DKNGW”.

“Today marks another milestone for DraftKings and the future of digital sports entertainment and gaming in America,” said Jason Robins co-founder and CEO of DraftKings. “By bringing together our leading consumer brand, data science expertise and industry-leading products with SBTech’s proven technology platform, we will accelerate our innovation, growth and scale. I am confident that the new DraftKings will progress our goal of offering the best, most innovative sports and gaming products to our customers.”

In addition to Robins, DraftKings will continue to be led by its highly experienced management team including co-founder and President, North America, Matt Kalish; co-founder and President, Global Technology and Product, Paul Liberman; Chief Legal Officer, R. Stanton Dodge; and Chief Financial Officer Jason Park. Robins will also serve as Chairman of the Board with Harry Sloan of Diamond Eagle serving as Vice Chair.

DraftKings, which has approximately 2,300 worldwide employees, will maintain its global headquarters in Boston, as well as additional U.S.-based offices in Hoboken, Las Vegas, New York and San Francisco, and international offices including Dublin, Kyiv, Plovdiv, Sofia and Tel Aviv.

Raine Group acted as exclusive financial advisor to DraftKings. Goldman Sachs & Co. LLC acted as exclusive financial advisor to Diamond Eagle. Sullivan & Cromwell LLP acted as legal advisor to DraftKings. Winston & Strawn LLP acted as legal advisor to Diamond Eagle. Stifel acted as financial advisor and Herzog, Fox & Neeman and Skadden, Arps, Slate, Meagher & Flom LLP acted as legal advisors to SBTech. Deutsche Bank Securities Inc. and Goldman Sachs & Co. LLC acted as capital markets advisors, and Goldman Sachs & Co. LLC and Credit Suisse Securities (USA) LLC acted as private placement agents to Diamond Eagle.

Conference Call Information

Investors may listen to a pre-recorded call from DraftKings co-founder and CEO Jason Robins regarding the closing and DraftKings’ entry to the public market at 8:00 am EDT on April 24, 2020. The live call may be accessed by dialing +1 833-644-0686 for domestic callers or +1 918-922-6762 for international callers. Once connected with the operator, please provide the conference ID of “4525506.”

A replay of the call will also be available from 2:00 pm EDT on April 24, 2020 to 11:59 pm EDT on May 1st, 2020. To access the replay, the domestic toll-free access number is +1 855-859-2056, or for international callers +1 404-537-3406, and participants should provide the conference ID of “4525506.”

Please visit DraftKings’ investor relations website investors.draftkings.com to access the pre-recorded call.

About DraftKings

DraftKings is a digital sports entertainment and gaming company created to fuel the competitive spirits of sports fans with products that range across daily fantasy, regulated gaming and digital media. Headquartered in Boston, and launched in 2012 by Jason Robins, Matt Kalish and Paul Liberman, DraftKings is the only U.S.-based vertically integrated sports betting operator. DraftKings is a multi-channel provider of sports betting and gaming technologies, powering sports and gaming entertainment for 50+ operators across more than 15 regulated U.S. and global markets, including Arkansas and Oregon in the U.S. DraftKings’ Sportsbook offers mobile and retail betting for major U.S. and international sports and operates in the United States pursuant to regulations in Indiana, Iowa, Mississippi, New Hampshire, New Jersey, New York, Pennsylvania and West Virginia. DraftKings’ daily fantasy sports product is available in 8 countries internationally with 15 distinct sports categories. DraftKings is the official daily fantasy partner of the NFL as well as an authorized gaming operator of the MLB and NBA.

Forward-Looking Statements

Certain statements made in this release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside DraftKings’ control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include the inability to recognize the anticipated benefits of the Business Combination; costs related to the Business Combination; the inability to obtain or maintain the listing of DraftKings’ shares on Nasdaq; DraftKings’ ability to manage growth; DraftKings’ ability to execute its business plan and meet its projections; potential litigation involving the DraftKings; changes in applicable laws or regulations, particularly with respect to gaming; general economic and market conditions impacting demand for DraftKings’ products and services, and in particular economic and market conditions in the media / entertainment / gaming / software industry in the markets in which DraftKings’ operates; the potential adverse effects of the ongoing global coronavirus (COVID-19) pandemic on capital markets, general economic conditions, unemployment and DraftKings’ liquidity, operations and personnel. DraftKings does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Media:

Media@draftkings.com

Investors:

Investors@draftkings.com

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